EXHIBIT 99.1

EASTON-BELL SPORTS, INC. REPORTS THIRD QUARTER

2013 FINANCIAL RESULTS

Baseball, Football and Powersports Continue to Excel, Consolidated Results Reflect Drag of Easton Cycling, Easton Hockey and Exit of Non-Core Categories

Will Host Conference Call to Discuss Financial Results on
November 5 at 2:00 p.m. Eastern Time

VAN NUYS, Calif.—November 5, 2013 — Easton-Bell Sports, Inc. (the “Company”), a leading designer, developer and marketer of branded sports equipment, protective products and related accessories, today announced financial results for the third quarter ended September 28, 2013.

“Our financial results for the quarter reflect the continued strong performance of our Easton baseball and softball and Bell powersports businesses, where sales for the quarter were up 21% and 34%, respectively. Our other businesses were either relatively flat or up during the quarter, with the exception of our Easton cycling products and hockey businesses which collectively were down 30%. The combination of the challenges in those businesses and our exit of the low-margin, non-core fitness products category represent $20.2 million of year-over-year sales declines. We continue to align resources with our strategic initiatives and rationalize spending back to historic levels,” stated Terry Lee, Executive Chairman and Chief Executive Officer of Easton-Bell.

Unless otherwise specified below, references in this press release to Adjusted EBITDA refer to the definition in our senior credit facilities.  A detailed reconciliation of such Adjusted EBITDA, which we consider to be the most closely comparable GAAP financial measure, is included in the section entitled “Reconciliation of Non-GAAP Financial Measures,” which appears at the end of this press release.

Results for the Third Quarter

The Company had net sales of $199.4 million for the third quarter of 2013, a decrease of 6.5% as compared to $213.3 million of net sales for the third quarter of 2012. The sales decrease is primarily attributable to the exit of the fitness products category and lower sales of Easton cycling and hockey products partially offset by continued strength in Easton baseball and softball and Bell powersports products. Gross margin decreased year over year by 60 basis points (“bps”) to 35.1% from 35.7%. Adjusted EBITDA exclusive of one-time severance expenses related to management changes was $21.4 million, a decrease of $5.5 million or 20.3% from $26.9 million during the third quarter last year. Adjusted EBITDA inclusive of the severance expenses of $21.1 million decreased by $5.8 million or 21.5% for the quarter.

Team Sports net sales decreased $7.2 million or 5.8% for the quarter as inflated inventories and close-out sales in the hockey market continue to depress sales of Easton hockey products. Dampening this decline was 22% growth in Easton baseball and softball driven by the recently introduced Mako bat line and Riddell football, despite last year’s benefit from the industry’s new ten-year football helmet life policy, as both brands continue to gain share.

Action Sports net sales decreased $6.7 million or 7.5% for the quarter from exiting the fitness products category and lower sales of Easton cycling products and Giro specialty cycling helmets. Partially mitigating the decreases were the 34% sales increase in Bell powersports helmets from continued product and geographic expansion and higher sales of Giro snow products from the global market rebound.

The gross margin decline in the quarter resulted from an overall sales mix reflecting lower sales of certain high-margin products, as well as close-out sales of Easton cycling products.

Operating expenses increased $1.3 million or 2.3% and 250 bps as a percentage of net sales during the quarter. The increase primarily related to one-time severance expenses and non-cash equity compensation expense for new grants. Operating expenses were relatively flat, but increased 170 bps as a percentage of net sales when excluding the one-time severance expenses and non-cash equity compensation expense.

Balance Sheet Items

Net debt totaled $326.3 million (total debt of $362.7 million less cash of $36.4 million) as of September 28, 2013, down $5.1 million when compared with the net debt amount as of September 29, 2012. Working capital as of September 28, 2013 was $245.8 million (current assets of $406.3 million less current liabilities of $160.5 million) as compared to $286.6 million as of September 29, 2012.

The Company continues to have substantial borrowing capacity and liquidity as of September 28, 2013, with $167.2 million of additional borrowing availability under the revolving credit facility and liquidity of $203.6 million when including $36.4 million of cash.

Conference Call to Discuss Third Quarter Results

The Company will host a conference call and webcast to discuss its financial results for the third quarter ended September 28, 2013 on a conference call to be held on Tuesday, November 5, 2013, beginning at 2:00 p.m. Eastern Time.  The call can be accessed by dialing 1-800-237-9752 (within the United States and Canada) or 1-617-847-8706 (outside the United States and Canada).  The pass code for the call is 84258816. The call will also be available via live webcast at: http://www.media-server.com/m/p/d6zzdy9j .

A replay of the call will be available on November 6, 2013 through November 12, 2013 by dialing 1-888-286-8010 (within the United States and Canada) or 1-617-801-6888 (outside the United States and Canada).  The pass code for both replay phone numbers is 30063523.

About Easton-Bell Sports, Inc.

Easton-Bell Sports, Inc. is a leading designer, developer and marketer of branded sports equipment, protective products and related accessories. The Company markets and licenses products under such well-known brands as Easton, Bell, Giro, Riddell and Blackburn. The Company’s products incorporate leading technology and designs and are used by professional athletes and enthusiasts alike. Headquartered in Van Nuys, California, the Company has thirty-five facilities worldwide. More information is available at www.eastonbellsports.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This press release may include forward-looking statements that reflect the Company’s current views about future events and financial performance. All statements other than statements of historical facts included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events are forward-looking statements.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that the Company might make or by known or unknown risks and uncertainties including: (i) the level of competition in the sporting goods industry; (ii) legal and regulatory requirements, including changes in the laws that relate to use of the Company’s products and changes in product performance standards maintained by athletic governing bodies; (iii) the success of new products; (iv) whether the Company can successfully market its products, including use of its products by high profile athletes; (v) the Company’s dependence on and relationships with its major customers; (vi) fluctuations in costs of raw materials; (vii) risks associated with using foreign suppliers including increased transportation costs, potential supply chain disruption and foreign currency exchange rate fluctuations; (viii) the Company’s labor relations; (ix) departure of key personnel; (x) failure to protect the Company’s intellectual property or guard against infringement of the intellectual property rights of others; (xi) product liability claims; (xii) the timing, cost and success of opening or closing manufacturing facilities; (xiii) the Company’s level of indebtedness; (xiv) interest rate risks; (xv) the ability to successfully complete and integrate acquisitions and realize expected synergies; (xvi) an increase in return rates; (xvii) negative publicity about the Company’s products or the athletes that use them; (xviii) the seasonal nature of the Company’s business; (xix) failure to maintain an effective system of internal controls and (xx) other risks outlined under “Risk Factors” in the Company’s 2012 Annual Report on Form 10-K.

These forward-looking statements are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not place undue reliance on any of the Company’s forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company’s expectations. The forward-looking statements in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	September 28, 2013	December 29, 2012	September 29, 2012
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,424	$40,852	$35,782
Accounts receivable, net	205,667	228,201	233,228
Inventories, net	127,037	141,716	148,674
Prepaid expenses	5,787	6,162	1,658
Deferred taxes, net	20,777	20,777	17,777
Other current assets	10,595	13,183	9,307
Total current assets	406,287	450,891	446,426
Property, plant and equipment, net	66,856	55,549	55,510
Deferred financing fees, net	7,970	9,964	10,628
Intangible assets, net	271,173	265,898	268,501
Goodwill	207,739	208,697	208,697
Other assets	1,238	1,235	2,099
Total assets	$961,263	$992,234	$991,861

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Revolving credit facility	$15,000	$35,000	$20,000
Current portion of capital lease obligations	30	28	27
Accounts payable	59,944	78,344	67,997
Accrued expenses	85,508	63,848	71,840
Total current liabilities	160,482	177,220	159,864
Long-term debt, less current portion	347,676	347,224	347,081
Capital lease obligations, less current portion	—	24	31
Deferred taxes	62,952	62,626	61,084
Other noncurrent liabilities	21,999	21,641	22,431
Total liabilities	593,109	608,735	590,491
Stockholder’s equity:
Common stock: $0.01 par value, 100 shares authorized, 100 shares issued and outstanding at September 28, 2013, December 29, 2012 and September 29, 2012	—	—	—
Additional paid-in capital	375,559	368,778	365,693
(Accumulated deficit) retained earnings	(6,138)	13,624	34,146
Accumulated other comprehensive (loss) income	(1,267)	1,097	1,531
Total stockholder’s equity	368,154	383,499	401,370
Total liabilities and stockholder’s equity	$961,263	$992,234	$991,861

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Unaudited and amounts in thousands)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Net sales	$199,421	$213,329	$608,614	$643,677
Cost of sales	129,448	137,076	393,271	419,415
Gross profit	69,973	76,253	215,343	224,262
Selling, general and administrative expenses	57,696	56,354	185,612	168,798
Amortization of intangibles	1,816	2,597	6,102	7,791
Income from operations	10,461	17,302	23,629	47,673
Interest expense, net	11,234	11,112	32,479	32,235
(Loss) income before income taxes	(773)	6,190	(8,850)	15,438
Income tax expense	7,913	2,531	1,814	6,721
Net (loss) income	(8,686)	3,659	(10,664)	8,717
Other comprehensive (loss) income:
Foreign currency translation adjustment	1,184	2,593	(2,364)	1,065
Comprehensive (loss) income	$(7,502)	$6,252	$(13,028)	$9,782

Reconciliation of Non-GAAP Financial Measures

This press release contains a financial measure called Adjusted EBITDA, which is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  In this press release we have presented Adjusted EBITDA on an actual basis for the third fiscal quarters ended September 28, 2013 and September 29, 2012.

We believe Adjusted EBITDA is a useful supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our consolidated and combined results of operations.  Adjusted EBITDA is used by our management to perform such evaluation and in measuring compliance with debt covenants relating to certain of our borrowing arrangements.  Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP.  We believe Adjusted EBITDA facilitates company-to-company operating performance comparisons by excluding potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of facilities (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance.  We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results.  In addition, we believe that our presentation of Adjusted EBITDA provides investors with helpful information about the calculation of some of the financial covenants that are contained in our Senior Secured Credit Facilities.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are as follows:

•	Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;
•	Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not reflect our income tax (benefit) expense or the cash requirements to pay our taxes;
•	Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and each measure of Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate Adjusted EBITDA differently so it may not be comparable.

To compensate for these limitations, however, we rely primarily on our GAAP results and use any measure of Adjusted EBITDA only as supplemental information.

The calculation of Adjusted EBITDA and a reconciliation of these measures to net income, the most comparable GAAP measure, for the third fiscal quarters ended September 28, 2013 and September 29, 2012 are set forth below (amounts in thousands):

	2013	2012
Net (loss) income for the third fiscal quarter	$(8,686)	$3,659
Interest expense, net	11,234	11,112
Provision for taxes based on income	7,913	2,531
Depreciation expense	5,174	5,424
Amortization expense	1,816	2,597
Non-cash equity compensation expense	1,614	630
Other allowable adjustments under the Company's Senior Secured Credit Facilities (1)	2,020	909
Adjusted EBITDA, as reported pursuant to the Company's Senior Secured Credit Facilities for the third fiscal quarter	$21,085	$26,862

(1)

Represents actual expenses permitted to be excluded pursuant to the Company’s Senior Secured Credit Facilities. Such amount represents: (i) charges related to the issuance of capital stock or debt, (ii) unrealized (gains)/losses relating to hedging activities, (iii) expenses paid in connection with employee severance, retention, relocation and contract termination, consolidation of facilities and other non-recurring expenses and charges and (iv) expense reimbursements to our financial sponsors.

Media Contact:

Easton-Bell Sports, Inc.

Mark Tripp, 818-902-5803